Exhibit 99.1

VOTE BY INTERNET – [            ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [           ], Central Time, on [            ], 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Andrew Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – [                      ]

Use any touch-tone telephone to transmit your voting instructions up until [       ], Central Time, on [                  ], 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Andrew Corporation, c/o [             ].

3 WESTBROOK CORPORATE CENTER SUITE 900 WESTCHESTER, IL 60154
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH) [ ]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒   ANDREW     KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANDREW CORPORATION

A Issues			For	Against	Abstain

The Board of Directors recommends a vote FOR each of the following proposals.

1.

To adopt the Agreement and Plan of Merger, dated as of June 26, 2007, by and among CommScope, Inc., a Delaware corporation, DJRoss, Inc., a Delaware corporation and an indirect wholly owned subsidiary of CommScope, and Andrew Corporation, as the same may be amended from time to time.

			☐	☐	☐

2.	To adjourn the special meeting to solicit additional proxies for approval of the Agreement and Plan of Merger, if necessary.		☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures - Sign Below - This section must be completed for your instructions to be executed.

IMPORTANT:  Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided below. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

C

For address changes and/or comments, please check this box ☐
and write them on the back where indicated. [ ]
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Dear Stockholder:

On the reverse side are instructions on how to vote shares on the proposal to adopt the Agreement and Plan of Merger, the proposal for an adjournment of the special meeting to solicit additional proxies for approval of the Agreement and Plan of Merger, and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Andrew Corporation

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING.

Proxy - Andrew Corporation

Proxy Solicited on Behalf of the Board of Directors

[                    ], 2007

The undersigned stockholder of ANDREW CORPORATION appoints Ralph E. Faison and Justin C. Choi, or either of them, proxies, with full power of substitution, to vote at the special meeting of the stockholders of the Company to be held at [                    ] at [              ] Central Time, [                    ] and any adjournment or postponement thereof, the shares of Common Stock of ANDREW CORPORATION which the undersigned is entitled to vote, on all matters that may properly come before the Meeting.

You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Please sign and date this card on the reverse side.)